Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,206
Cash equivalents held in trust	2,176
Total investments held in trust	31,382
Cash and cash equivalents	364
Fixed-maturity securities, at fair value	2,656
Accrued investment income	187
Premiums receivable	230
Total assets	$34,819

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$553
Losses payable	53
Unearned premiums	270
Accrued ceding commission expense	22
Other liabilities	138
Total liabilities	1,036
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(36,097)
Total stockholder’s equity	33,783
Total liabilities and stockholder’s equity	$34,819

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED DECEMBER 31, 2016

(in thousands)

Revenues:
Premiums earned	$220
Net investment income	30
Total revenues	250
Expenses:
Underwriting expense	44
General and administrative expenses	138
Total expenses	182
Income before federal income taxes	68
Federal income tax benefit	—
Net income	$68